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                                                              Exhibit 23.1

                    Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2002, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-72930) and related Prospectus of American Equity Investment Life Holding Company for the registration of $150,000,000 of its senior notes due in 2012.

                                                  /s/ Ernst & Young LLP

Des Moines, Iowa
July 11, 2002